Exhibit 99.1

Contact:  Anne Bugge (425) 951-1378

SONOSITE INTRODUCES THE 6 LB. NANOMAXX –
A BREAKTHROUGH ULTRASOUND TOOL AIMED AT REDUCING
PATIENT SAFETY RISKS AND HEALTHCARE DELIVERY COSTS

One Button User Interface, High Resolution Imaging
International Shipments Begun

BOTHELL, WA – July 7, 2009 – SonoSite, Inc. (Nasdaq:SONO), the world leader and specialist in hand-carried ultrasound, today announced the introduction of its new 6 pound NanoMaxx™ ultrasound tool, the latest addition to SonoSite’s suite of specialized products for point-of-care visualization in medicine.  Designed for diagnostic imaging, clinical assessment and procedural guidance at the hospital bedside and in the physician’s office, the NanoMaxx system is the company’s latest innovation in point-of-care user design and features one button system control.  SonoSite has begun deliveries to international customers and is waiting FDA 510(k) clearance to begin US customer shipments.

“The NanoMaxx tool makes high quality ultrasound available to a much broader range of clinicians and applications,  all of which can save time and money and improve patient safety,” said Kevin M. Goodwin, SonoSite President and CEO.  “The healthcare world is changing dramatically and the NanoMaxx is part of our continuing effort to make ultrasound a more affordable and useful tool in the world of medicine.”

 “The NanoMaxx system offers our gold standard durability and two-hour battery life along with image quality similar to our flagship M-Turbo® system.  A fluid-resistant user interface makes the system easy to clean and disinfect, helping to address the growing concern over infection control.  Designed and manufactured at SonoSite’s headquarters in Bothell, Washington, USA, the NanoMaxx system and its transducers again offer our industry-leading 5-year warranty to deliver the lowest cost of ownership in ultrasound,” Mr. Goodwin said.

One Button Technology Optimizes Workflow
Based on SonoSite’s 4th generation Turbo technology platform, the NanoMaxx system incorporates proprietary, advanced imaging algorithm technologies, including ColorHD™ to deliver exceptional image quality in a lightweight, rugged form factor.

With a touch screen that responds easily to the tap of a finger, and one button optimization, clinicians can readily acquire high resolution images to increase clinical productivity at the point-of-care.  A system boot-up time of less than 20 seconds and long battery life further enhance workflow when using the NanoMaxx system.

Designed to Help Hospitals Meet New Standards of Care
Clinical studies have proven that bedside ultrasound increases the accuracy of interventional procedures and it is now recommended by two government-based agencies1 and three US medical societies.2 At introduction, the NanoMaxx tool is available with a complement of five transducers to support a wide range of examinations and procedures including thoracic assessment for hemothorax, hydrothorax and pneumothorax, vascular access, needle aspirations and injections, as well as abdominal, cardiac, nerve, OB/Gyn, musculoskeletal, small parts and vascular scanning.

The clinical capabilities of the NanoMaxx will help eliminate the risk and cost of transporting patients to the imaging lab for many examinations and procedures.

Mount it.  Carry it.  Or Use it on a Stand
The small footprint of the NanoMaxx system, along with its space-saving solutions, enables seamless integration with a variety of exam-room configurations.  It can be wall mounted, placed on an exam table, or used from a highly maneuverable stand.  Physicians can easily carry the NanoMaxx tool from room-to-room, to a satellite office, the operating room or to a field site for immediate use.

Built to Last
The NanoMaxx system’s highly integrated architecture and ruggedized design, including the industry’s first elastomeric bumper for extra durability, allows it to be used in the most austere and demanding environments.  A magnesium shell that is significantly stronger and lighter than plastic helps to protect the system against accidental droppage. As with all SonoSite systems, the NanoMaxx ultrasound tool and its transducers are built to withstand a one meter drop test.

Web-Based Demonstration and Purchasing Program
SonoSite’s One-to-One Purchase Program further extends the cost saving advantages of the NanoMaxx ultrasound tool by replacing or complementing the traditional on-site, pre-sale demonstration with a personal phone consultation and webcast demonstration provided by a professional clinical sales consultant.  Visit the NanoMaxx ultrasound tool website to learn more about SonoSite’s newest system and to experience a personal, interactive product demo. In addition, Apple® iPhone™ and iPod™ mobile device users can view a video of the NanoMaxx system on SonoSite’s new SonoAccess™ application.

About SonoSite
SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.  Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries.  SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs approximately 700 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the market acceptance of our products, possible future sales relating to expected orders, and our future financial position and operating results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully manufacture, market and sell our ultrasound systems, our ability to accurately forecast customer demand for our products, our customers’ ability to finance the purchase of our systems, including the effect of reduced spending by hospitals, our ability to manufacture and ship our systems in a timely manner to meet customer demand, variability in quarterly results caused by the timing of large project orders from governmental or international entities and the seasonality of hospital purchasing patterns, timely receipts of regulatory approvals to market and sell our products, regulatory and reimbursement changes in various national health care markets, constraints in government and public health spending, the ability of our distribution partners and other sales channels  to market and sell our products and any changes to such channels, the impact of patent litigation, our ability to execute our acquisition strategy and effectively integrate acquired products and operations, the effect of transactions and activities associated with our issuance of senior convertible debt in July 2007, including a repurchase of a portion of the debt, on the market price of our common stock, and as well as other factors contained in the Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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1 Agency for Health Care Research and Quality (AHRQ) report: Making Healthcare Safer: A Critical Analysis of Patient
  Safety Practices 2001.

  National Institute for Clinical Excellence (NICE) report: Guidance on the Use of Ultrasound Locating Devices for Placing Central
  Venous Catheters. 2002.

2 The American Board of Internal Medicine. "Training and Procedural Requirements; Critcial Care Medicine." Critical Care Medicine
   Policies. 2009. The American Board of Internal Medicine. <certification/policies/imss/ccm.aspx#tpr>.

  The American College of Chest Physicians. “Consensus Statement; La Societe de Reanimation de Langue Francaise Statement on
  Competence in Critcial Care Ultrasonography.” 135 (2009): 1050-1060.

  The American College of Emergency Physicians.“Policy Statement; Emergency Ultrasound Guidelines.” 53 (2009): 550-70.